UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 28, 2005, Sterling Financial Corporation's Board of Directors appointed Glenn R. Walz as Chairman and W. Garth Sprecher as Vice Chairman of the Board. Mr. Walz and Mr. Sprecher succeed John E. Stefan and David E. Hosler, respectively. Mr. Stefan and Mr. Hosler will continue to serve as Directors of the Corporation.

Item 7.01 Regulation FD Disclosure.

On June 29, 2005, the Corporation issued a press release announcing the appointment of Glenn R. Walz as Chairman of the Board and W. Garth Sprecher as Vice Chairman of the Board, effective June 28, 2005. Mr. Walz and Mr. Sprecher succeed to the positions previously held by John E. Stefan and David E. Hosler. Mr. Stefan and Mr. Hosler will continue to serve on the Board of Directors.

The Corporation's press release, dated June 29, 2005 and attached to this Form 8-K as Exhibit 99.1 is incorporated herein by reference. The press release attached hereto is being "furnished" to the Securities and Exchange Commission and shall not be deemed "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Corporation into which it may be incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

June 28, 2005	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation Press Release dated June 29, 2005